Name of Grantee:	[_________]
Target Number of PSUs:	[_________]
Date of Grant:	[_________]
Genocea Biosciences, Inc.
2014 Equity Incentive Plan
Performance-Based Restricted Stock Unit Award Agreement
This agreement (this “Agreement”) evidences an award (the “Award”) of performance-based restricted stock units granted by Genocea Biosciences, Inc. (the “Company”) to the individual named above (the “Grantee”), pursuant to and subject to the terms of the Genocea Biosciences, Inc. 2014 Equity Incentive Plan (as amended from time to time, the “Plan”).
1.Grant of PSUs. The Company grants to the Grantee on the date set forth above (the “Date of Grant”) the target number of performance-based Restricted Stock Units (the “PSUs”) set forth above (the “Target Award”), giving the Grantee the conditional right to receive, without payment and pursuant to and subject to the terms set forth in this Agreement and in the Plan, one share of Stock (a “Share”) with respect to each PSU forming part of the Award, subject to adjustment pursuant to Section 7(b) of the Plan in respect of transactions occurring after the date hereof. The percentage of the Target Award that may be earned by the Grantee will be determined in accordance with Exhibit A hereto.
2.Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:
(a)“Beneficiary” means, in the event of the Grantee’s death, the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Grantee prior to the Grantee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Grantee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Grantee’s death, of an instrument of revocation in form acceptable to the Administrator.
3.Earning; Vesting; Cessation of Employment.
(a)Earned PSUs. The PSUs shall become “Earned PSUs” following the end of the Performance Period (as defined in Exhibit A) to the extent earned in accordance with the performance criteria set forth on Exhibit A (the “Performance Criteria”), based on the Administrator’s determination, in its sole discretion, of the level of achievement of the Performance Criteria.
(b)Vesting of Earned PSUs. Unless earlier terminated, forfeited, relinquished or expired, the Earned PSUs will vest in full on the date on or following the end of the Performance Period on which the Administrator determines the extent to which, if any, the Performance Criteria have been met and the number of Earned PSUs (not later than January 31, 2024) (the “Vesting Date”), subject to the Grantee remaining in continuous Employment from the Date of Grant through the Vesting Date except as described in Section 2(c) below.

(c)Cessation of Employment. Automatically and immediately upon the cessation of the Grantee’s Employment, except as expressly provided for in an employment, severance-benefit or other agreement between the Grantee and the Company that is in effect at the time of such termination of Employment, (i) the unvested portion of the Award will terminate and be forfeited for no consideration, and (ii) the vested portion of the Award, if any, will terminate and be forfeited for no consideration if the Grantee’s Employment is terminated in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), or such termination of Employment occurs in circumstances that in the determination of the Administrator would have entitled the Company and its subsidiaries to terminate the Grantee’s Employment for Cause.
4.Delivery of Shares. Subject to Section 5 below, the Company shall, as soon as practicable upon the vesting of any PSUs (but in no event later than March 15th of the year following the year in which such PSUs vest), effect delivery of the Shares with respect to such vested PSUs to the Grantee (or, in the event of the Grantee’s death following the vesting of such portion of the Award, to the Grantee’s Beneficiary). No Shares will be issued pursuant to the Award unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.
5.Forfeiture; Recovery of Compensation. The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Award at any time if the Grantee is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting, or being deemed to have accepted, the Award, the Grantee expressly acknowledges and agrees that his or her rights, and those of any Beneficiary or permitted transferee of the Award, under the Award, including the right to any Shares acquired under the Award or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Grantee further agrees to be bound by the terms of any clawback, recoupment or similar policy of the Company or any of its Affiliates and any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. Nothing in the preceding sentence will be construed as limiting the general application of Section 10 of this Agreement.
6.Dividends; Other Rights. The Award may not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company or any subsidiary prior to the date on which the Company delivers Shares to the Grantee. The Grantee is not entitled to vote any Shares by reason of the granting of the Award or to receive or be credited with any dividends declared and payable on any Share prior to the date on which any such Share is delivered to the Grantee hereunder. The Grantee will have the rights of a shareholder only as to those Shares, if any, that are actually delivered under the Award.
7.Nontransferability. The Award may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

8.Withholding. The Grantee expressly acknowledges that the vesting or settlement of the PSUs granted hereunder may give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that the Grantee’s rights hereunder, including the right to receive Shares following the vesting of any portion of the Award, are subject to the satisfaction of all taxes required to be withheld with respect to the Award. Unless otherwise determined by the Company, the Company shall automatically satisfy these tax withholding obligations by withholding from the Shares that would otherwise be delivered in connection with such vesting date a number of Shares having a fair market value equal to the minimum statutory amount required to be withheld to satisfy such tax withholding obligations and/or by causing such number of Shares to be sold in accordance with a sell-to-cover arrangement. The Grantee authorizes the Company and its subsidiaries to withhold any amounts due in respect of any required tax withholdings by withholding from the Shares otherwise deliverable in connection with this Award, by causing such Shares to be sold in accordance with a sell-to-cover arrangement and/or by withholding from any amounts otherwise owed to the Grantee. The Grantee acknowledges and agrees that he or she shall be solely responsible for any brokerage or third-party fees associated with any such sell-to-cover arrangement. Nothing in this Section 8 shall be construed as relieving the Grantee of any liability for satisfying his or her tax obligations relating to the Award.
9.Effect on Employment. Neither the grant of the Award, nor the issuance of Shares upon the vesting of the Award, will give the Grantee any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to terminate the Employment of the Grantee at any time, or affect any right of the Grantee to terminate his or her Employment at any time.
10.Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Grantee. By accepting, or being deemed to have accepted, all or any portion of the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
11.Acknowledgements. The Grantee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[Signature page follows.]

    The Company, by its duly authorized officer, and the Grantee have executed this Agreement.

                            GENOCEA BIOSCIENCES, INC.

By: ______________________________
Name: ___________________________
Title: ______________________________
Agreed and Accepted:

By_______________________________
Signature Page to Performance-Based Restricted Stock Unit Award Agreement

Exhibit A
Performance Criteria

1.General. The Target Award will be eligible to be earned subject to the terms and conditions of Section 3 of this Exhibit A based on the Stock Price at the end of the Performance Period. Stock Price shall be the Performance Criterion under the Award.
2.Definitions. The terms set forth below, as used in this Exhibit A, shall the following meanings:
(a)“Performance Period” shall mean the period beginning on the Performance Period Start Date and ending on the Performance Period End Date or, if earlier, the consummation of a Covered Transaction.
(b)“Performance Period End Date” shall mean December 31, 2023.
(c)“Performance Period Start Date” shall mean the Date of Grant.
(d)“Stock Price” means the average closing price of a share of Stock over the sixty (60)-trading days immediately preceding the Performance Period End Date or, if a Covered Transaction is consummated on or before the Performance Period End Date, the closing price of a share of Stock on the date such Covered Transaction is consummated.
3.Earning of PSUs. No PSUs shall become earned unless the Stock Price equals or exceeds $7.00* as of the end of the Performance Period. If the Stock Price equals or exceeds $7.00* as of the end of the Performance Period, the number of PSUs that become Earned PSUs shall be equal to the number of PSUs subject to the Target Award multiplied by the “Applicable Percentage” set forth in the table below. In the event that the Stock Price falls between two of the prices listed in the table below at the end of the Performance Period, the Applicable Percentage shall be interpolated on a straight-line basis and the percentage of the Target Award earned shall be based on such interpolated percentage. If Stock Price equals or exceeds $12.00* as of the end of the Performance Period, the Applicable Percentage shall be one hundred and fifty percent (150%).

Stock Price*	Applicable Percentage
$7.00	75%
$8.00	100%
$10.00	125%
$12.00	150%
*Subject to adjustment in accordance with the Plan.

4.Determinations by Administrator. At the end of the Performance Period, the Administrator shall determine the extent to which, if any, the Performance Criterion have been met and the number of PSUs that are earned hereunder. Any PSUs that are earned hereunder or that are deemed earned are referred to as “Earned PSUs”. Other than in connection with a Covered Transaction as set forth in the Plan, no PSUs shall be earned and shall vest until the Administrator determines that the Performance Criteria have been met and determines the extent to which they have so been met. The Administrator shall make such determination not later than January 31st following the end of the Performance Period. Earned PSUs shall vest and be settled as set forth in the Agreement. All determinations under this Exhibit A shall be made by the Administrator and will be final and binding on the Grantee.